Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bojangles’, Inc. (“Bojangles’”) on Form 10-K for the period ending December 25, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. John Jordan, Senior Vice President of Finance, Chief Financial Officer and Treasurer of Bojangles’, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bojangles’.

/s/ M. John Jordan
M. John Jordan

Senior Vice President of Finance, Chief Financial Officer and Treasurer

March 7, 2017

A signed original of this written statement required by Section 906 has been provided to Bojangles’, Inc. and will be retained by Bojangles’, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed filed by Bojangles’, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability under that section, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended except to the extent that Bojangles’, Inc. specifically incorporates it by reference.